UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 21, 2016 (April 15, 2016)

MACK-CALI REALTY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	1-13274	22-3305147
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

343 Thornall Street, Edison, New Jersey,	08837-2206
(Address of Principal Executive Offices)	(Zip Code)

(732) 590-1000

(Registrant’s telephone number, including area code)

MACK-CALI REALTY, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-57103	22-3315804
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

343 Thornall Street, Edison, New Jersey,	08837-2206
(Address of Principal Executive Offices)	(Zip Code)

(732) 590-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2016, Roseland Residential Trust (“Roseland”), a wholly-owned subsidiary of Mack-Cali Realty Corporation (the “Company”), the general partner of Mack-Cali Realty, L.P. (the “Operating Partnership”), entered into a new employment agreement (the “Marshall Employment Agreement”) with Robert Andrew Marshall for Mr. Marshall to serve as President and Chief Operating Officer of Roseland. The Marshall Employment Agreement provides as follows:

•                                          An initial term through December 31, 2019;

•                                          An annual base salary of $450,000;

•                                          A target annual bonus opportunity of fifty percent (50%) of base salary, or $225,000, with a threshold bonus opportunity of twenty-five percent (25%), or $112,500, and a maximum bonus opportunity of one hundred percent (100%), or $450,000, to be based on objective performance goals to be established annually by the Compensation Committee;

•                                          Upon a termination on account of death or disability, Mr. Marshall, or his beneficiaries in the case of death, will receive a lump sum payment consisting of accrued and unpaid base salary, expense reimbursement and benefits under the Company’s health and welfare plans through the termination date, plus a prorated portion of the annual bonus payable for the year of such termination; and

•                                          Upon a termination without “cause” (as defined in the Marshall Employment Agreement) or by Mr. Marshall for “good reason” (as defined in the Marshall Employment Agreement) during the term of the Marshall Employment Agreement or thereafter during a “change in control period” (as defined in the Marshall Employment Agreement), subject to Mr. Marshall signing a release in the form attached to the Marshall Employment Agreement, Mr. Marshall will be entitled to the same benefits as in the event of a termination due to death or disability, plus a lump sum cash payment equal to one and one-half (1.5) times the sum of (i) his annual base salary immediately prior to the termination date, and (ii) his target bonus for the year during which termination occurs.

Under the Marshall Employment Agreement, Mr. Marshall will be subject to certain restrictive covenants, including non-competition and non-solicitation covenants during his employment with the Company and for 12 months after termination of employment, in circumstances in which he is entitled to receive severance benefits under the Marshall Employment Agreement following the termination of employment.

A copy of the Marshall Employment Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

10.1	Employment Agreement dated April 15, 2016 by and between Robert Andrew Marshall and Roseland Residential Trust.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACK-CALI REALTY CORPORATION

Dated: April 21, 2016	By:	/s/ Gary T. Wagner
Gary T. Wagner
Chief Legal Officer

MACK-CALI REALTY, L.P.

	By:	Mack-Cali Realty Corporation,
its general partner

Dated: April 21, 2016	By:	/s/ Gary T. Wagner
Gary T. Wagner
Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement dated April 15, 2016 by and between Robert Andrew Marshall and Roseland Residential Trust.